EXHIBIT 3.2

FOURTH AMENDED AND RESTATED
BYLAWS

OF
BLUEGREEN VACATIONS CORPORATION

ARTICLE I

SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of the shareholders of the Corporation shall be held at the place designated by the board of directors and may be held within or without the State of Florida.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business of the Corporation as may properly come before the meeting shall be held annually at such date and time as the board of directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation for any purpose or purposes shall be held when called by (i) the chairman of the board, the president, or a majority of the board of directors, or (ii) the chairman of the board, the president or the secretary upon the written request of the holders of outstanding shares representing not less than fifty percent of the votes entitled to be cast at the meeting. Such written request shall state the purpose of the meeting and shall be delivered at the principal office of the Corporation addressed to the chairman of the board, the president or the secretary. No business other than that stated in the notice of a special meeting shall be transacted thereat.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings the shareholders of the Corporation shall be conducted in accordance with rules established from time to time by the board of directors. The board of directors shall designate a chairman to preside at such meetings.

     SECTION 5. NOTICE OF MEETING. Written notice stating the date, time and place of the meeting of the shareholders of the Corporation and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the shareholder at his, her or its address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article I, with postage thereon prepaid. When any shareholders’ meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders of the Corporation for any purpose for which a record date is required, including for purposes of determining shareholders entitled to receive notice of, or to vote at, any meeting of shareholders of the Corporation or any adjournment thereof and shareholders entitled to receive payment of any dividend, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date shall in any case be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section  6, such determination shall apply to any adjournment thereof, unless the fixing of a new record date is required by applicable law.

     SECTION 7. VOTING LISTS. The Corporation shall cause to be prepared before each meeting of the shareholders a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation,  at a place identified in the notice of meeting in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar, and shall be subject to inspection by any shareholder or his, her or its agent or attorney, upon written demand and at his, her or its expense, at any time during usual business hours, for a period of ten days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder and his, her or its attorney at any time during the meeting or any adjournment thereof. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 8. QUORUM. The outstanding shares of the Corporation representing a majority of the votes entitled to be cast, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders; provided, however, that when a specified item of business is required to be voted on by a class or series of stock, the outstanding shares representing a majority of the votes entitled to be cast by such class or series, represented in person or by proxy, shall constitute a quorum for the transaction of such item of business by that class or series. If outstanding shares representing less than a majority of the votes entitled to be cast are represented at a meeting, holders of shares representing a majority of the votes entitled to be cast so represented may adjourn the meeting from time to time without further notice. Provided a quorum is present at such adjourned meeting, any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting at which a quorum was present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by such administrator, executor, guardian or conservator, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, guardian or conservator. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the name of such receiver if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver is appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing to the action. The notice shall fairly summarize the material features of the authorized action and, if the action is of a type for which dissenters’ rights are provided for by applicable law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares as determined in accordance with, and upon compliance with, such law.

     SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of holders of shares representing not less than ten percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the holders of shares representing a majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president. The duties of such inspector(s) shall include: determining the number of shares of stock and the votes represented thereby; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such other acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. NOMINATION OF DIRECTORS.

          (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as otherwise provided in the Corporation’s Articles of Incorporation (as amended from time to time) or by applicable law. Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 14. In addition to any other applicable requirements, for a nomination to be made by a shareholder pursuant to clause (ii) of this Section 14(a), such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

          (b) To be timely, a shareholder’s notice to the secretary pursuant to clause (ii) of Section 14(a) must be delivered to or mailed and received at the principal office of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the date on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

          (c) To be in proper written form, a shareholder’s notice to the secretary pursuant to clause (ii) of Section 14(a) must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, and business and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Section 14 thereof, and (ii) as to the shareholder giving the notice, (A) the name and record address of such shareholder, (B) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such shareholder (and the written notice must be accompanied by evidence reasonably satisfactory to the secretary of such beneficial ownership), (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder, including Section 14 thereof.

          (d) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 14. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, then the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     SECTION 15. NEW BUSINESS.

          (a) To be properly brought before the annual meeting of shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 15. In addition to any other applicable requirements, including, but not limited to, the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act, for business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of this Section 15(a), such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

          (b) To be timely, a shareholder’s notice to the secretary pursuant to clause (iii) of Section 15(a) must be delivered to or mailed and received at the principal office of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

          (c) To be in proper written form, a shareholder’s notice to the secretary pursuant to clause (iii) of Section 15(a) must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such shareholder (and the written notice must be accompanied by evidence reasonably satisfactory to the secretary of such beneficial ownership), (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) any material interest of the shareholder proposing to bring such business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

          (d) Notwithstanding anything in these Bylaws (as amended from time to time) to the contrary, no business shall be conducted at the annual meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Section 15; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Section 15 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, then the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. For the avoidance of doubt, if the election of directors is to be acted upon at a meeting of the shareholders, the process and procedures for nominating directors shall not be governed by this Section 15, but rather by Section 14 above.

ARTICLE II

BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its board of directors. The board of directors shall elect a chairman of the board from among its members and may select a vice chairman of the board from among its members. The chairman of the board and vice chairman of the board need not be officers of the Corporation. The chairman of the board (or, in the absence of the chairman of the board, the vice chairman of the board or, in his absence, any other member of the board selected by a majority of the directors then present) shall preside at board of director meetings.

     SECTION 2. MEMBERS AND TERMS. The board of directors shall consist of no less than five and no more than fifteen directors. The specific number of members shall be set from time to time by resolution of the board of directors. Each director elected or appointed to the board of directors shall serve for a term expiring at the Corporation’s next annual meeting of shareholders.

     SECTION 3. QUALIFICATION. Directors need not be shareholders of the Corporation nor residents of the State of Florida.

     SECTION 4. REGULAR AND SPECIAL MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors or by the chairman of the board.

     Special meetings of the board of directors may be called by or at the request of the chairman of the board or at least one-third of the directors. Written notice of any special meeting shall be given to each director at least two days prior to the meeting, if delivered delivered personally or by facsimile transmission or e-mail, or at least five days prior to the meeting, if delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed with postage thereon prepaid if mailed or when delivered if transmitted via facsimile or e-mail.

     Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The purpose of any meeting of the board of directors need not be specified in the notice or waiver of notice of such meeting.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

     SECTION 5. QUORUM. A majority of the number of directors then serving on the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to without notice other than announcement at the meeting.

     SECTION 6. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by the Corporation’s Articles of Incorporation or these Bylaws  (in each case, as amended from time to time) or applicable law.

     SECTION 7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors. The written consent shall be filed with the minutes of proceedings of the board of directors.

     SECTION 8. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

     SECTION 9. VACANCIES. Any vacancy occurring in the board of directors may be filled only by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors, or by a sole remaining director.

     SECTION 10. COMPENSATION. Directors and members of standing and special committees of the board of directors, as such, may receive such compensation for their services as may be determined by resolution of the board of directors. Directors and members of standing and special committees of the board of directors may also be reimbursed for their reasonable expenses of attending any regular or special meeting of the board of directors or such committees.

     SECTION 11. PRESUMPTION OF ASSENT. A director or member of a standing or special committee of the board of directors who is present at a meeting of the board of directors or the applicable committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto.

     SECTION 12. ADVISORY DIRECTORS. The board of directors, by resolution adopted by a majority of the full board, may appoint advisory directors to the board, who shall have such authority and receive such compensation and reimbursement as the board of directors shall provide; provided, however, that advisory directors shall not have the authority to participate by vote in the transaction of business.

SECTION 13.  CONFLICTS OF INTEREST.  No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors,  or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote on or consent to the contract or transaction, if applicable, and the shareholders approve the contract or transaction by vote or written consent,  or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SECTION 14.  EXECUTIVE AND OTHER COMMITTEES.  The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees, including an audit committee, compensation committee and nominating/corporate governance committee, each comprised of at least two members and having the authority approved by the board of directors, subject to any restrictions on such authority as provided by applicable law. The board of directors, by resolution adopted by a majority of the full board, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The provisions of this Article II regarding meetings of the board of directors, and notice, waiver of notice, quorum and voting requirements applicable thereto, shall apply to committees and their members.

ARTICLE III

OFFICERS

     SECTION 1. POSITIONS. The officers of the Corporation shall be a chief executive officer, a president, a secretary and a chief financial officer, each of whom shall be appointed by the board of directors. The board of directors may also appoint and designate a chief accounting officer, a treasurer, one or more executive vice presidents,  senior vice presidents and assistant secretaries, and such other officers, including an executive chairman and executive vice chairman, as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed annually at the first meeting of the board of directors after each annual meeting of the shareholders. If the appointment of officers is not held at such meeting, such appointment shall occur as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Appointment of an officer, employee or agent shall not of itself create contract rights.

     SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.

ARTICLE IV

CONTRACTS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. Except as otherwise prescribed by these Bylaws (as amended from time to time) with respect to certificates for shares (if any), the board of directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the board of directors.

     SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select or authorize.

ARTICLE V

SHARES OF STOCK AND THEIR TRANSFER

     SECTION 1. STOCK CERTIFICATES AND UNCERTIFICATED SHARES. Shares of capital stock of the Corporation may, but need not unless required by applicable law or authorized by the board of directors, be represented by certificates; provided that the foregoing shall not affect shares of stock already represented by certificates until and unless said certificates are surrendered to the Corporation or its transfer agent. If represented by a certificate, each certificate shall be in such form as shall be determined by the board of directors, shall be signed by the chief executive officer or by any other officer of the Corporation authorized by the board of directors, attested by the secretary or an assistant secretary, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles to the extent permitted by applicable law. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number or shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate may be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may, but need not, be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate, if any, for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner therefor for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to interest in such capital stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VI

BOOKS AND RECORDS

     SECTION 1. MAINTENANCE OF BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors. The Corporation shall keep at its registered office or principal place of business or at the office of its transfer agent a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     SECTION 2. SHAREHOLDER INSPECTION RIGHTS. Shareholders shall have such inspection rights as are specifically granted under applicable law.

ARTICLE VII

FISCAL YEAR

     The fiscal year of the Corporation shall end on the 31st day of December of each year or at such other time as may be fixed from time to time by resolution of the board of directors. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors or, if applicable, the audit committee thereof.

ARTICLE VIII

DIVIDENDS

     Subject to the terms of the Corporation’s Articles of Incorporation (as amended from time to time), the board of directors may, from time to time, declare dividends on outstanding shares of stock of the Corporation to be paid by the Corporation.

ARTICLE IX

CORPORATE SEAL

     The board of directors may adopt a corporate seal for the Corporation. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Florida.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced on any document. Except as otherwise provided by applicable law, the failure to affix the seal of the Corporation to a document shall not affect the validity thereof.

ARTICLE X

AMENDMENTS

     These Bylaws may be amended or repealed, and new bylaws may be adopted, by action of either the shareholders or the board of directors; provided, however, that the shareholders, in amending or repealing any bylaw or a particular bylaw provision, may provide expressly that the board of directors may not amend or repeal such bylaw or bylaw provision.

ARTICLE XI

CERTAIN LITIGATION MATTERS

      SECTION 1. EXCLUSIVE VENUE FOR CERTAIN LITIGATION. (A) Unless a majority of the board of directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Circuit Court located in Palm Beach County in the State of Florida (or, if such Circuit Court does not have jurisdiction, another Circuit Court located within the State of Florida or, if no Circuit Court located within the State of Florida has jurisdiction, the federal district court for the Southern District of Florida) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the Florida Business Corporation Act, the Corporation’s Articles of Incorporation or these Bylaws (in each case, as amended from time to time), or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Florida (each, a “Covered Proceeding”), in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over all indispensible parties named as defendants.

(B) If any Covered Proceeding is filed in a court other than a court located within the State of Florida (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Florida in connection with any action brought in any such court to enforce the immediately preceding clause (A) (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

     SECTION 2. LITIGATION EXPENSES.  To the fullest extent permitted by applicable law, and unless a majority of the board of directors, acting on behalf of the Corporation, consents in writing to the contrary, in the event that any person or entity (a “Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Corporation, or any director, officer or other employee (including any Claim purportedly filed on behalf of the Corporation), and such Claiming Party does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought by such Claiming Party (a “Satisfactory Judgment”), then each such Claiming Party shall be obligated to reimburse the Corporation and any such director, officer or other employee for all fees, costs and expenses of every kind and description (including, but not limited to, all attorneys’ fees and other litigation expenses) that the Corporation or any such director, officer or other employee actually incurs in connection with the Covered Proceeding.  The court issuing a judgment on the merits of a Claim may determine whether the Claiming Party has achieved a Satisfactory Judgment; provided, however, that if no such determination is made, the provisions of this Section  2 shall apply.  Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section  2.

ARTICLE XII

INDEMNIFICATION

Subject to the terms of the Corporation’s Articles of Incorporation (as amended from time to time),  the Corporation shall indemnify any current or former officer, director, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in each case, to the fullest extent permitted by applicable law. The foregoing right of indemnification shall not be exclusive of any other rights which any officer, director, employee, agent or other person may be entitled as a matter of law or which he may be lawfully granted, including pursuant to any contract or agreement.